SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2003

ORBITAL SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21839 Atlantic Boulevard, Dulles, Virginia 20166

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 406-5000

(Former name or former address, if changed since last report)

Item 5.      Other Events.

     On June 23, 2003, Orbital Sciences Corporation announced that it intends, subject to market conditions, to offer for sale $135 million of senior unsecured notes due 2011 pursuant to Rule 144A of the Securities Act of 1933, as amended. Orbital Sciences Corporation’s press release, dated June 23, 2003, relating to the proposed offering and issued pursuant to Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.1.

Item 7.      Financial Statements and Exhibits.

     (c)     Exhibits

     The following exhibit is filed as part of this report.

Exhibit No.	Description
99.1	Orbital Sciences Corporation press release, dated June 23, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION
(Registrant)

By:	/s/ N. Paul Brost
N. Paul Brost
Senior Vice President – Finance

Date: June 27, 2003

Exhibit Index

Exhibit No.	Description
99.1	Orbital Sciences Corporation press release, dated June 23, 2003.